TRUST SUPPLEMENT No. 1998-1C-O

                             Dated February 20, 1998


                                     between

                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                           CONTINENTAL AIRLINES, INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997


                                  $136,542,000

                Continental Airlines Pass Through Trust 1998-1C-O
                           6.541% Continental Airlines
                           Pass Through Certificates,
                                Series 1998-1C-O

          This Trust Supplement No. 1998-1C-O, dated as of February 20, 1998 (herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

          WHEREAS, the Company has obtained commitments from Boeing for the delivery of certain Aircraft;

          WHEREAS, the Company intends to finance the acquisition of each such Aircraft either (i) through separate leveraged lease transactions, in which case the Company will lease such Aircraft (collectively, the "LEASED AIRCRAFT") or
(ii) through separate secured loan transactions, in which case the Company will own such Aircraft (collectively, the "OWNED AIRCRAFT");

          WHEREAS, in the case of each Leased Aircraft, each Owner Trustee, acting on behalf of the corresponding Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Leased Aircraft;

          WHEREAS, in the case of each Owned Aircraft, the Company will issue pursuant to an Indenture, on a recourse basis, Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

          WHEREAS, the Trustee hereby declares the creation of this Continental Airlines Pass Through Trust 1998-1C-O (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

          WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust

Property except for those Certificates to which an Escrow Receipt has been affixed;

          WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters have delivered to the Escrow Agent the proceeds from the sale of the Applicable Certificates and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Equipment Notes as the Aircraft are delivered by Boeing under the Aircraft Purchase Agreement from time to time prior to the Delivery Period Termination Date;

          WHEREAS,    the   Escrow   Agent   on   behalf   of   the   Applicable
Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to therein will be made and from which it will withdraw funds to allow the Trustee to purchase Equipment Notes from time to time prior to the Delivery Period Termination Date;

          WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "AGREEMENT") and the Note Purchase Agreement, upon or shortly following delivery of an Aircraft, the Trustee on behalf of the Applicable Trust, using funds withdrawn under the Escrow Agreement, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

          WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

          WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

          NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:

                                    ARTICLE I
                                THE CERTIFICATES

          Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "6.541% Continental Airlines Pass Through Certificates, Series 1998-1C-O"
(hereinafter defined as the "APPLICABLE CERTIFICATES"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

          The terms and conditions applicable to the Applicable Certificates are as follows:

          (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.06 of the Basic Agreement) is $136,542,000.

          (b) The Regular Distribution Dates with respect to any payment of Scheduled Payments means March 15 and September 15 of each year, commencing on March 15, 1998, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

          (c) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

          (d) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Applicable Certificate. In any event, any transfer or exchange of any Applicable Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Applicable Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Applicable Certificate to which an Escrow Receipt is attached, each Holder of such an Applicable Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

          (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

          (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

          (f) The Applicable Certificates are subject to the Intercreditor Agreement, the Deposit Agreement, and the Escrow Agreement.

          (g) The Applicable Certificates will have the benefit of the Liquidity Facility.

          (h) The Responsible Party is the Company.

          (i) The particular "sections of the Note Purchase Agreement", for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section
     8.1 (with respect to Owned Aircraft) and Section 9.1 (with respect to Leased Aircraft) of each Participation Agreement.

          (j) The Equipment Notes to be acquired and held in the Applicable Trust, and the related Aircraft and Note Documents, are described in the Note Purchase Agreement.


                                   ARTICLE II
                                   DEFINITIONS

          Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

          AGREEMENT: Has the meaning specified in the recitals hereto.

          AIRCRAFT: Means each of the New Aircraft or Substitute Aircraft in respect of which a Participation Agreement is entered into in accordance with the Note Purchase Agreement.

          AIRCRAFT PURCHASE AGREEMENT: Has the meaning specified in the Note Purchase Agreement.

          APPLICABLE CERTIFICATE: Has the meaning specified in Section 1.01 of this Trust Supplement.

          APPLICABLE CERTIFICATEHOLDER: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

          APPLICABLE DELIVERY DATE: Has the meaning specified in Section 5.01(b) of this Trust Supplement.

          APPLICABLE  PARTICIPATION  AGREEMENT:  Has the  meaning  specified  in
     Section 5.01(b) of this Trust Supplement.

          APPLICABLE TRUST: Has the meaning specified in the recitals hereto.

          ASSIGNMENT  AND  ASSUMPTION   AGREEMENT:   Means  the  assignment  and
     assumption agreement substantially in the form of Exhibit C hereto executed and delivered in accordance with Section 7.01 of this Trust Supplement.

          BASIC AGREEMENT: Has the meaning specified in the first paragraph of this Trust Supplement.

          BOEING: Means The Boeing Company.

          BUSINESS DAY: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

          CLASS D CERTIFICATEHOLDER: Has the meaning specified in Section 4.01(a)(iii) of this Trust Supplement.

          COMPANY: Has the meaning specified in the first paragraph of this Trust Supplement.

          CUT-OFF DATE: Means the earlier of (a) the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

          DELIVERY  DATE:  Has  the  meaning  specified  in  the  Note  Purchase
     Agreement.

          DELIVERY NOTICE: Has the meaning specified in the Note Purchase Agreement.

          DELIVERY PERIOD TERMINATION DATE: Means the earlier of (a) January 31, 1999, or, if the Equipment Notes relating to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Applicable Trust and the Other Trusts on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, June 30, 1999 (PROVIDED that, if a labor strike occurs at Boeing on or prior to either or both of such dates referred to in this clause (a), such date or dates on or following the commencement of such strike shall be extended by adding thereto the number of days that such strike continued in effect) and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Applicable Trust and the Other Trusts in accordance with the Note Purchase Agreement.

          DEPOSITS: Has the meaning specified in the Deposit Agreement.

          DEPOSIT AGREEMENT: Means the Deposit Agreement dated as of February 20, 1998 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          DEPOSITARY: Means Credit Suisse First Boston, a Swiss bank, acting through its New York branch.

          DISTRIBUTION DATE: Means any Regular Distribution Date or Special Distribution Date as the context requires.

          ESCROW  AGENT:  Means,   initially,   First  Security  Bank,  National
     Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

          ESCROW AGREEMENT: Means the Escrow and Paying Agent Agreement dated as of February 20, 1998 relating to the Applicable Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          ESCROW PAYING AGENT: Means the Person acting as paying agent under the Escrow Agreement.

          ESCROW RECEIPT: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

          FINAL MATURITY DATE: Means September 15, 2009.

          FINAL WITHDRAWAL: Has the meaning specified in the Escrow Agreement.

          FINAL WITHDRAWAL DATE: Has the meaning specified in the Escrow Agreement.

          FINAL WITHDRAWAL NOTICE: Has the meaning specified in Section 5.02 of this Trust Supplement.

          INDENTURE: Means each of the separate trust indentures and mortgages relating to the Aircraft, each as specified or described in a Delivery Notice delivered pursuant to the Note Purchase Agreement or the related Participation Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          INTERCREDITOR AGREEMENT: Means the Intercreditor Agreement dated as of February 20, 1998 among the Trustee, the Other Trustees, the Liquidity Providers, the liquidity providers relating to the Certificates issued under (and as defined in) each of the Other Agreements, and Wilmington
     Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          INVESTORS:   Means  the  Underwriters  together  with  all  subsequent
     beneficial owners of the Applicable Certificates.

          LEASE: Means, with respect to each Leased Aircraft, the lease between an Owner Trustee, as the lessor, and the Company, as the lessee, referred to in the related Indenture, as such lease may be amended, supplemented or otherwise modified in accordance with its terms.

          LEASED AIRCRAFT: Has the meaning specified in the third recital to this Trust Supplement.

          LEASED  AIRCRAFT   INDENTURE:   Has  the  meaning   specified  in  the
     Intercreditor Agreement.

          LIQUIDITY FACILITY: Means, initially, the Revolving Credit Agreement dated as of February 20, 1998 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

          LIQUIDITY PROVIDER: Means, initially, AIG Matched Funding Corp., a Delaware corporation, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

          NEW  AIRCRAFT:   Has  the  meaning  specified  in  the  Note  Purchase
     Agreement.

          NOTE DOCUMENTS: Means the Equipment Notes with respect to the Applicable Certificates and, with respect to any such Equipment Note, (i) the Indenture and the Participation Agreement relating to such Equipment
     Note, and (ii) in the case of any Equipment Note related to a Leased Aircraft, the Lease relating to such Leased Aircraft.

          NOTE PURCHASE AGREEMENT: Means the Note Purchase Agreement dated as of February 20, 1998 among the Trustee, the Other Trustees, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

          NOTICE OF PURCHASE WITHDRAWAL: Has the meaning specified in the Deposit Agreement.

          OTHER AGREEMENTS: Means (i) the Basic Agreement as supplemented by Trust Supplement No. 1998-1A-O dated the date hereof relating to Continental Airlines Pass Through Trust 1998-1A-O and (ii) the Basic Agreement as supplemented by Trust Supplement No. 1998-1B-O dated the date hereof relating to Continental Airlines Pass Through Trust 1998-1B-O.

          OTHER TRUSTEES: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

          OTHER TRUSTS: Means the Continental Airlines Pass Through Trust 1998-1A-O and the Continental Airlines Pass Through Trust 1998-1B-O, each created on the date hereof.

          OWNED AIRCRAFT: Has the meaning specified in the third recital to this Trust Supplement.

          OWNED   AIRCRAFT   INDENTURE:   Has  the  meaning   specified  in  the
     Intercreditor Agreement.

          OWNER PARTICIPANT: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Participant" as referred to in the Indenture pursuant to which such Equipment Note is issued and any permitted successor or assign of such Owner Participant; and OWNER PARTICIPANTS at any time of determination means all of the Owner Participants thus referred to in the Indentures.

          OWNER TRUSTEE: With respect to any Equipment Note relating to a Leased Aircraft, means the "Owner Trustee", as referred to in the Indenture pursuant to which such Equipment Note is issued, not in its individual capacity but solely as trustee; and OWNER TRUSTEES means all of the Owner Trustees party to any of the Indentures.

          PARTICIPATION AGREEMENT: Means each Participation Agreement to be entered into by the Trustee pursuant to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

          POOL BALANCE: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

          POOL FACTOR: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by

     (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property and the distribution thereof to be made on that date.

          PROSPECTUS SUPPLEMENT: Means the Prospectus Supplement dated February 11, 1998 relating to the offering of the Certificates.

          RELATED PASS THROUGH TRUST AGREEMENT: Means the Basic Agreement as supplemented by the Trust Supplement No. 1998-1C-S dated the date hereof relating to the Continental Airlines Pass Through Trust 1998-1C-S and entered into by the Company and the Trustee, which agreement becomes effective upon the execution and delivery of the Assignment and Assumption Agreement pursuant to Section 7.01 of this Trust Supplement.

          RELATED TRUST: Means the Continental Pass Through Trust 1998-1C-S, to be formed under the Related Pass Through Trust Agreement.

          RELATED TRUSTEE: Means the trustee under the Related Pass Through Trust Agreement.

          SPECIAL PAYMENT: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note, Trust Indenture Estate (as defined in each Leased Aircraft Indenture) or Collateral (as defined in each Owned Aircraft Indenture) or any Special Redemption Premium.

          SPECIAL REDEMPTION PREMIUM: Means the premium payable by the Company in respect of the Final Withdrawal pursuant to the Note Purchase Agreement.

          SUBSTITUTE AIRCRAFT: Has the meaning specified in the Note Purchase Agreement.

          TRANSFER DATE: Has the meaning specified in Section 7.01 of this Trust Supplement.

          TRIGGERING EVENT: Has the meaning assigned to such term in the Intercreditor Agreement.

          TRUST PROPERTY: Means (i) subject to the Intercreditor Agreement, the Equipment Notes held as the property of the Applicable Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the

     Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Note and (iii) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Escrow Agreement, the Note Purchase Agreement and the Liquidity Facilities, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement or the Liquidity Facilities, PROVIDED that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Equipment Notes to be held herein, will not constitute Trust Property.

          TRUST SUPPLEMENT: Has the meaning specified in the first paragraph of this trust supplement.

          UNDERWRITERS:   Means,   collectively,   Credit  Suisse  First  Boston
     Corporation, Morgan Stanley & Co. Incorporated and Chase Securities Inc.

          UNDERWRITING AGREEMENT: Means the Underwriting Agreement dated February 11, 1998 among the Underwriters, the Company and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.


                                   ARTICLE III
                 DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

          Section 3.01. AMENDMENTS TO ARTICLE IV OF THE BASIC AGREEMENT. Article IV of the Basic Agreement shall be amended as follows:

          (a) The following sentence shall be inserted in Section 4.02(c) of the Basic Agreement following the fourth sentence thereof:

          In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in this Section 4.02(c) shall be mailed, together with the notice by the Escrow Paying Agent under Section 2.06 of the Escrow Agreement, not less than 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date.

          (b) The following sentence shall replace in its entirety the last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement:

          If the amount of (i) premium, if any, payable upon the redemption or purchase of an Equipment Note or (ii) the Special Redemption Premium, if any, has not been calculated at the time that the Trustee mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

          Section 3.02. STATEMENTS TO APPLICABLE CERTIFICATEHOLDERS. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Escrow Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

          (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source;

          (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

          (iii) the amount of such distribution under the Agreement allocable to interest;

          (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

          (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

          (vi) the Pool Balance and the Pool Factor.

          With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii),
     (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Clearing Agency Participants and shall be delivered by the Trustee to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to the holders of interests in the Applicable Certificates in the manner described in Section 3.02(a) of this Trust Supplement.

          (c) Promptly following (i) the Delivery Period Termination Date, if there has been any change in the information set forth in clauses (x), (y) and (z) below from that set forth in page S-52 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date,
     (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of a Clearing Agency, on the Delivery Period Termination Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Clearing Agency Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Clearing Agency Participant the statement described above and will make available additional copies as requested by such Clearing Agency Participant for forwarding to holders of interests in the Applicable Certificates.

          (d) This Section 3.02 supersedes and replaces Section 4.03 of the Basic Agreement.


                                   ARTICLE IV
                                     DEFAULT

          Section 4.01. Purchase Rights of Certificateholders.

          (a) At any time after the occurrence and during the continuance of a Triggering Event, each Applicable Certificateholder shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to the Class B Trust Agreement) to purchase, for the purchase prices set forth in the Class A Trust Agreement and the Class B Trust Agreement, respectively, all, but not less than all, of the Class A Certificates and the Class B Certificates upon ten days' written notice to the Class A Trustee, the Class B Trustee and each other Applicable Certificateholder, provided that (i) if prior to the end of such ten-day period any other Applicable Certificateholder notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Applicable Trust held by each such Applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such a purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class A Certificates and the Class B Certificates pursuant to this Section 4.01(a); and

          (b) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event, each holder of a Class D Certificate (a "CLASS D CERTIFICATEHOLDER") shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to the Class B Trust Agreement or any purchase of the Class A Certificates and the Class B Certificates pursuant to clause (a) above) to purchase all, but not less than all, of the

Applicable Certificates, the Class A Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class A Trustee, the Class B Trustee and each other Class D Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class D Certificateholder notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class D Trust held by each such Class D Certificateholder and (B) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 4.01(b).

          The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable
Certificates; PROVIDED, HOWEVER, that (i) if such purchase occurs after the record date specified in Section 2.03(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such record date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed under this Agreement on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); PROVIDED FURTHER that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Other Agreements, the Applicable Certificates, the Class A Certificates and the Class B Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence hereof shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 4.01(b). Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that it will, subject to
Section 3.04 of the Basic Agreement, upon payment from such Class D Certificateholder(s) of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (subject to clauses (i) and (ii) in the first sentence of this paragraph and excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Liquidity Facilities, the Note Documents and all such Applicable Certificates and Escrow Receipts. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (i) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (ii) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

          As used in this Section 4.01 and elsewhere in this Trust Supplement, the terms "Class A Certificate", "Class A Trust Agreement", "Class A Trustee", "Class B Certificate", "Class B Trust", "Class B Trust Agreement", "Class B Trustee", "Class D Certificate" and "Class D Trust", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

          (c) This Section 4.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.

                                    ARTICLE V
                                   THE TRUSTEE

          Section 5.01. DELIVERY OF DOCUMENTS; DELIVERY DATES. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the Note Purchase Agreement on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule II to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03, 3.04, 3.05 and 3.06 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

          (b) On or after the Issuance Date, the Company may deliver from time to time to the Trustee a Delivery Notice relating to one or more Equipment Notes. After receipt of a Delivery Notice and in any case no later than one Business Day prior to a Delivery Date as to which such Delivery Notice relates (the "APPLICABLE DELIVERY DATE"), the Trustee shall (as and when specified in the Delivery Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (A) the withdrawal of one or more Deposits on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (B) the payment of all, or a portion, of such Deposit or Deposits in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Delivery Notice. The Trustee shall (as and when specified in such Delivery Notice), subject to the conditions set forth in Section 2 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Delivery Notice (the "APPLICABLE PARTICIPATION Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 1(e) or 1(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement. The provisions of this
Section 5.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement (which are inapplicable to the Trust), and all provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall not apply to the Applicable Trust.

          (c) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 5.01(b) of this Trust Supplement, the Note Purchase Agreement and each Applicable Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable
Certificateholders, upon the trusts set forth in this Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust. The provisions of this Section 5.01(c) supersede and replace the provisions of Section 2.03 of the Basic Agreement.

          Section 5.02. WITHDRAWAL OF DEPOSITS. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, (i) the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "FINAL WITHDRAWAL NOTICE") and (ii) the Trustee will make a demand upon the Company under the Note Purchase Agreement for an amount equal to the Special Redemption Premium (if any is payable), such payment to be made on the Final Withdrawal Date.

          Section 5.03. THE TRUSTEE. (a) Subject to Section 5.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement, the Note Purchase Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate, the Intercreditor Agreement, the Note Purchase Agreement and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

          (b) Except as herein otherwise provided and except during the continuance of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

          Section 5.04. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

          (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Escrow Agreement and the Note Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Escrow Agreement and the Note Documents to which it is a party;

          (b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Escrow Agreement and the Note Documents to which it is a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and
     (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

          (c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Escrow Agreement and the Note Documents to which it is a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

          (d) this Trust Supplement, the Escrow Agreement and the Note Documents to which it is a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; PROVIDED, HOWEVER, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

          Section 5.05. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.


                                   ARTICLE VI
                  ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

          Section  6.01.  AMENDMENT  OF  SECTION  5.02 OF THE  BASIC  AGREEMENT.
Section 5.02 of the Basic Agreement shall be amended by (i) replacing the phrase "of the Note Documents and of this Agreement" set forth in paragraph (b) thereof with the phrase "of the Note Documents, of the Note Purchase Agreement and of this Agreement" and (ii) replacing the phrase "of this Agreement and any Note

Document" set forth in the last paragraph of Section 5.02 with the phrase "of this Agreement, the Note Purchase Agreement and any Note Document".

          Section 6.02. SUPPLEMENTAL AGREEMENTS WITHOUT CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company's request, at any time and from time to time, enter into one or more agreements supplemental to the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (9) of such
Section 9.01, except that (a) clause (2) and (3) of such Section 9.01 shall be deemed to include the Company's obligations under (in the case of clause (2)), and the Company's rights and powers conferred by (in the case of clause (3)), the Note Purchase Agreement, (b) clause (4) of such Section 9.01 shall be deemed to include corrections or supplements to provisions of the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement which may be defective or inconsistent with any other provision of this Agreement or contained in any agreement referred to in such clause (4) and the curing of any ambiguity or the modification of any other provision with respect to matters or questions arising under the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement and (c) references in clauses (6) and (7) of such Section 9.01 to "any Intercreditor Agreement or any Liquidity Facility" shall be deemed to refer to "the Intercreditor Agreement, the Liquidity Facility, the Escrow Agreement, the Note Purchase Agreement or the Deposit Agreement" and (ii) enter into one or more agreements supplemental to this Agreement to provide for the formation of a Class D Trust, the issuance of Class D Certificates, the purchase by the Class D Trust of Equipment Notes and other matters incidental thereto or otherwise contemplated by Section 2.01(b) of the Basic Agreement.

          Section 6.03. SUPPLEMENTAL AGREEMENTS WITH CONSENT OF APPLICABLE CERTIFICATEHOLDERS. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement to the extent applicable to the Applicable Certificateholders approving such agreement or amendment or modifying in any manner the rights and obligations of such Applicable Certificateholders under the Escrow Agreement, the Deposit Agreement or the Note Purchase Agreement; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Applicable Certificateholders of payments upon the Deposits.


                                   ARTICLE VII
                              TERMINATION OF TRUST

          Section 7.01. TERMINATION OF THE APPLICABLE TRUST. (a) The respective obligations and responsibilities of the Company and the Trustee with respect to the Applicable Trust shall terminate upon the earlier of (A) the completion of the assignment, transfer and discharge described in the first sentence of the immediately following paragraph and (B) distribution to all Applicable Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; PROVIDED, HOWEVER, that in no event shall the Applicable Trust continue beyond one hundred ten (110) years following the date of the execution of this Trust Supplement.

          Upon the earlier of (i) the first Business Day following January 31, 1999, or, if later, the fifth Business Day following the Delivery Period Termination Date and (ii) the fifth Business Day following the date on which a Triggering Event occurs (such date, the "TRANSFER DATE"), or, if later, the date on which all of the conditions set forth in the immediately following sentence have been satisfied, the Trustee is hereby directed (subject only to the immediately following sentence) to, and the Company shall direct the institution that will serve as the Related Trustee under the Related Pass Through Trust Agreement to, execute and deliver the Assignment and Assumption Agreement, pursuant to which the Trustee shall assign, transfer and deliver all of the Trustee's right, title and interest to the Trust Property to the Related Trustee under the Related Pass Through Trust Agreement. The Trustee and the Related Trustee shall execute and deliver the Assignment and Assumption Agreement upon the satisfaction of the following conditions:

          (i) The Trustee, the Related Trustee and each of the Rating Agencies then rating the Applicable Certificates shall have received an Officer's Certificate and an Opinion of Counsel dated the date of the Assignment and Assumption Agreement and each satisfying the requirements of Section 1.02 of the Basic Agreement, which Opinion of Counsel shall be substantially to the effect set forth below and may be relied upon by the Beneficiaries (as defined in the Assignment and Assumption Agreement):

               (I) upon the execution and delivery thereof by the parties thereto in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, the Assignment and Assumption Agreement will constitute the valid and binding obligation of each of the parties thereto enforceable against each such party in accordance with its terms;

               (II) upon the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, each of the Applicable Certificates then Outstanding will be entitled to the benefits of the Related Pass Through Trust Agreement;

              (III) the Related Trust is not required to be registered as an investment company under the Investment Company Act of 1940, as amended;

               (IV) the Related Pass Through Trust Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

               (V) neither the execution and delivery of the Assignment and Assumption Agreement in accordance with the terms of this Agreement and the Related Pass Through Trust Agreement, nor the consummation by the parties thereto of the transactions contemplated to be consummated thereunder on the date thereof, will violate any law or governmental rule or regulation of the State of New York or the United States of America known to such counsel to be applicable to the transactions contemplated by the Assignment and Assumption Agreement.

          (ii) The Trustee and the Company shall have received (x) a copy of the articles of incorporation and bylaws of the Related Trustee certified as of the Transfer Date by the Secretary or Assistant Secretary of such institution and (y) a copy of the filing (including all attachments thereto) made by the institution serving as the Related Trustee with the Office of the Superintendent, State of New York Banking Department for the qualification of the Related Trustee under Section 131(3) of the New York Banking Law.

Upon the execution of the Assignment and Assumption Agreement by the parties thereto, the Applicable Trust shall be terminated, the Applicable Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Applicable Trust equal to their respective beneficial interests in the Applicable Trust, and the Outstanding Applicable Certificates representing Fractional Undivided Interests in the Applicable Trust shall be deemed for all purposes of this Agreement and the Related Pass Through Trust Agreement, without further signature or action of any party or Applicable Certificateholder, to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. By acceptance of its Applicable Certificate, each Applicable Certificateholder consents to such assignment, transfer and delivery of the Trust Property to the trustee of the Related Trust upon the execution and delivery of the Assignment and Assumption Agreement.

          In connection with the occurrence of the event set forth in clause (B) above, notice of such termination, specifying the Distribution Date upon which the Applicable Certificateholders may surrender their Applicable Certificates to the Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Trustee to Applicable Certificateholders not earlier than the 60th day and not later than the 15th day next preceding such final Distribution Date specifying (A) the Distribution Date upon which the proposed final payment of the Applicable Certificates will be made upon presentation and surrender of Applicable Certificates at the office or agency of the Trustee therein specified, (B) the amount of any such proposed final payment, and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the
Applicable Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Registrar at the time such notice is given to Applicable Certificateholders. Upon presentation and surrender of the Applicable Certificates in accordance with such notice, the Trustee shall cause to be distributed to Applicable Certificateholders such final payments.

          In the event that all of the Applicable Certificateholders shall not surrender their Applicable Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Applicable Certificateholders to surrender their Applicable Certificates for cancellation and receive the final distribution with respect thereto. No additional interest shall accrue on the Applicable Certificates after the Distribution Date specified in the first written notice. In the event that any money held by the Trustee for the payment of distributions on the Applicable Certificates shall remain unclaimed for two years (or such lesser time as the Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the

Trustee shall pay to each Loan Trustee the appropriate amount of money relating to such Loan Trustee and shall give written notice thereof to the related Owner Trustees, the Owner Participants and the Company.

          (b) The provisions of this Section 7.01 supersede and replace the provisions of Section 11.01 of the Basic Agreement in its entirety.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

          Section 8.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          SECTION 8.02. GOVERNING LAW. THIS AGREEMENT AND, UNTIL THE TRANSFER DATE, THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. THIS SECTION 8.02 SUPERSEDES AND REPLACES SECTION 12.05 OF THE BASIC AGREEMENT.

          Section 8.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 8.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.



                                             CONTINENTAL AIRLINES, INC.



                                             By:________________________________
                                                Name:  Gerald Laderman
                                                Title: Vice President



                                             WILMINGTON TRUST COMPANY,
                                               as Trustee



                                             By:________________________________
                                                Name:
                                                Title:

                                    EXHIBIT A

                               FORM OF CERTIFICATE

Certificate
No.

          [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]1


                CONTINENTAL AIRLINES PASS THROUGH TRUST 1998-1C-O


     6.541% Continental Airlines Pass Through Certificate, Series
                                   1998-1C-O
                        Issuance Date: February 20, 1998

                     Final Maturity Date: September 15, 2009

          Evidencing A Fractional Undivided Interest In The Continental Airlines Pass Through Trust 1998-1C-O, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Leased To Or Owned By Continental Airlines, Inc.

          $ __________ Fractional Undivided Interest representing 0.000732375% of the Trust per $1,000 face amount

          THIS CERTIFIES THAT  ____________________,  for value received, is the
registered owner of a $________ (        dollars)  Fractional Undivided Interest
in the Continental Airlines Pass Through Trust 1998-1C-O (the "TRUST") created by Wilmington Trust Company, as trustee (the "TRUSTEE"), pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "BASIC AGREEMENT"),

________________
* This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

between the Trustee and Continental Airlines, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 1998-1C-O thereto, dated as of February 20, 1998 (the "Trust Supplement" and, together with the Basic Agreement, the "AGREEMENT"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.541% Continental Airlines Pass Through Certificates, Series 1998-1C-O" (herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the "CERTIFICATEHOLDER" and, together with all other holders of Certificates issued by the Trust, the "CERTIFICATEHOLDERS") assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and any Liquidity Facilities (the "TRUST PROPERTY"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft leased to or owned by the Company.

          The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

          Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each March 15 and September 15 (a "REGULAR DISTRIBUTION DATE") commencing March 15, 1998, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          Under certain circumstances set forth in Section 7.01 of the Trust Supplement, all of the Trustee's right, title and interest to the Trust Property may be assigned, transferred and delivered to the Related Trustee of the Related Trust pursuant to the Assignment and Assumption Agreement. Upon the effectiveness of such Assignment and Assumption Agreement (the "Transfer"), the Trust shall be terminated, the Certificateholders shall receive beneficial interests in the Related Trust in exchange for their interests in the Trust equal to their respective beneficial interests in the Trust, the Certificates representing Fractional Undivided Interests in the Trust shall be deemed for all purposes of the Agreement and the Related Pass Through Trust Agreement to be certificates representing the same fractional undivided interests in the Related Trust and its trust property. Each Certificateholder, by its acceptance of this Certificate or a beneficial interest herein, agrees to be bound by the Assignment and Assumption Agreement and subject to the terms of the Related Pass Through Trust Agreement as a Certificateholder thereunder. From and after the Transfer, unless and to the extent the context otherwise requires, references herein to the Trust, the Agreement and the Trustee shall constitute references to the Related Trust, the Related Pass Through Trust Agreement and trustee of the Related Trust, respectively.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

          Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of each Owner Participant and the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

          THE AGREEMENT AND, UNTIL THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE RELATED PASS THROUGH TRUST

AGREEMENT AND, FROM AND AFTER THE TRANSFER, THIS CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.



                                             CONTINENTAL  AIRLINES  PASS THROUGH
                                             TRUST 1998-1C-O

                                             By: WILMINGTON TRUST COMPANY,
                                                 as Trustee


                                                 By:____________________________
                                                    Name:
                                                    Title:

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

               This is one of the Certificates referred to in the
                          within-mentioned Agreement.



                                             WILMINGTON TRUST COMPANY,
                                               as Trustee



                                             By:________________________________
                                                Name:
                                                Title:

                                    EXHIBIT B
                                    ---------

                         [DTC Letter of Representations]

                                    EXHIBIT C
                                    ---------

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                 Continental Airlines Pass Through Trust 1998-1C

          ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ____________, 199_ (the "ASSIGNMENT AGREEMENT"), between Wilmington Trust Company, a Delaware banking corporation ("WTC"), not in its individual capacity except as expressly provided herein, but solely as trustee under the Pass Through Trust Agreement dated as of September 25, 1997 (as amended or modified from time to time, the "BASIC AGREEMENT"), as supplemented by the Trust Supplement No. 1998-1C-O dated February 20, 1998 (the "TRUST SUPPLEMENT" and together with the Basic Agreement, the "AGREEMENT") in respect of the Continental Airlines Pass Through Trust 1998-1C-O (the "ASSIGNOR"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity except as expressly provided herein, but solely as trustee under the Basic Agreement as supplemented by the Trust Supplement No. 1998-1C-S dated February 20, 1998 (the "NEW SUPPLEMENT", and, together with the Basic Agreement, the "NEW AGREEMENT") in respect of the Continental Airlines Pass Through Trust 1998-1C-S (the "ASSIGNEE").

                              W I T N E S S E T H:

          WHEREAS, the parties hereto desire to effect on the date hereof (the "TRANSFER DATE") (a) the transfer by the Assignor to the Assignee of all of the right, title and interest of the Assignor in, under and with respect to, among other things, the Trust Property and each of the documents listed in Schedule I hereto (the "SCHEDULED DOCUMENTS") and (b) the assumption by the Assignee of the obligations of the Assignor (i) under the Scheduled Documents and (ii) in respect of the Applicable Certificates issued under the Agreement; and

          WHEREAS,   the   Scheduled   Documents   permit  such   transfer  upon
satisfaction of certain conditions heretofore or concurrently herewith being complied with;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows (capitalized terms used herein without definition having the meaning ascribed thereto in the Agreement):

          1. ASSIGNMENT. The Assignor does hereby sell, assign, convey, transfer and set over unto the Assignee as of the Transfer Date all of its present and future right, title and interest in, under and with respect to the Trust

Property and the Scheduled Documents and each other contract, agreement, document or instrument relating to the Trust Property or the Scheduled Documents (such other contracts, agreements, documents or instruments, together with the Scheduled Documents, to be referred to as the "ASSIGNED DOCUMENTS"), and any proceeds therefrom, together with all documents and instruments evidencing any of such right, title and interest.

          2. ASSUMPTION. The Assignee hereby assumes for the benefit of the Assignor and each of the parties listed in Schedule II hereto (collectively, the "BENEFICIARIES") all of the duties and obligations of the Assignor, whenever accrued, pursuant to the Assigned Documents and hereby confirms that it shall be deemed a party to each of the Assigned Documents to which the Assignor is a party and shall be bound by all the terms thereof (including the agreements and obligations of the Assignor set forth therein) as if therein named as the Assignor. Further, the Assignee hereby assumes for the benefit of the Assignor and the Beneficiaries all of the duties and obligations of the Assignor under the Outstanding Applicable Certificates and hereby confirms that the Applicable Certificates representing Fractional Undivided Interests under the Agreement shall be deemed for all purposes of the Agreement and the New Agreement to be certificates representing the same fractional undivided interests under the New Agreement equal to their respective beneficial interests in the trust created under the Agreement.

          3. EFFECTIVENESS. This Assignment Agreement shall be effective upon the execution and delivery hereof by the parties hereto, and each Applicable Certificateholder, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to be bound by the terms of this Assignment Agreement.

          4. PAYMENTS. The Assignor hereby covenants and agrees to pay over to the Assignee, if and when received following the Transfer Date, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of the Assignor that, under Section 1 hereof, belong to the Assignee.

          5. FURTHER ASSURANCES. The Assignor shall, at any time and from time to time, upon the request of the Assignee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Assignee may reasonably request to obtain the full benefits of this Assignment Agreement and of the right and powers herein granted. The Assignor agrees to deliver any Applicable Certificates, and all Trust Property, if any, then in the physical possession of the Assignor, to the Assignee.

          6. REPRESENTATIONS AND WARRANTIES. (a) The Assignee represents and warrants to the Assignor and each of the Beneficiaries that:

          (i) it has all requisite power and authority and legal right to enter into and carry out the transactions contemplated hereby and to carry out and perform the obligations of the "Pass Through Trustee" under the Assigned Documents;

          (ii) on and as of the date hereof, the representations and warranties of the Assignee set forth in Section 7.15 of the Basic Agreement and
     Section 5.04 of the New Supplement are true and correct.

     (b) The Assignor represents and warrants to the Assignee that:

          (i) it is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the full trust power, authority and legal right under the laws of the State of Delaware and the United States pertaining to its trust and fiduciary powers to execute and deliver this Assignment Agreement;

          (ii) the execution and delivery by it of this Assignment Agreement and the performance by it of its obligations hereunder have been duly authorized by it and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

          (iii) this Assignment Agreement constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

          7. GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

          8. COUNTERPARTS. This Assignment Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

          9. THIRD PARTY BENEFICIARIES. The Assignee hereby agrees, for the benefit of the Beneficiaries, that its representations, warranties and covenants contained herein are also intended to be for the benefit of each Beneficiary, and each Beneficiary shall be deemed to be an express third party beneficiary with respect thereto, entitled to enforce directly and in its own name any rights or claims it may have against such party as such beneficiary.

          IN WITNESS WHEREOF, the parties hereto, through their respective officers thereunto duly authorized, have duly executed this Assignment Agreement as of the day and year first above written.

                                             ASSIGNOR:
                                             WILMINGTON  TRUST  COMPANY,  not in
                                               its individual capacity except as
                                               expressly  provided  herein,  but
                                               solely as trustee  under the Pass
                                               Through Trust Agreement and Trust
                                               Supplement   in  respect  of  the
                                               Continental Airlines Pass Through
                                               Trust 1998-1C-O



                                             By:________________________________
                                                Title:

                                             ASSIGNEE:
                                             WILMINGTON  TRUST  COMPANY,  not in
                                               its individual capacity except as
                                               expressly  provided  herein,  but
                                               solely as trustee  under the Pass
                                               Through Trust Agreement and Trust
                                               Supplement   in  respect  of  the
                                               Continental Airlines Pass Through
                                               Trust 1998-1C-S



                                             By:________________________________
                                                Title:

                                   Schedule I

                         Schedule of Assigned Documents

          (1) Intercreditor Agreement dated as of February 20, 1998 among the Trustee, the Other Trustees, the Liquidity Providers, the liquidity provider, if any, relating to the Certificates issued under (and as defined in) each of the Other Agreements and the Subordination Agent.

          (2) Escrow and Paying Agent Agreement (Class C) dated as of February 20, 1998 among the Escrow Agent, the Underwriters, the Trustee and the Paying Agent.

          (3) Note Purchase Agreement dated as of February 20, 1998 among the Company, the Trustee, the Other Trustees, the Depositary, the Escrow Agent, the Paying Agent and the Subordination Agent.

          (4) Deposit Agreement (Class C) dated as of February 20, 1998 between the Escrow Agent and the Depositary.

          (5) Each of the Operative Agreements (as defined in the Participation Agreement for each Aircraft) in effect as of the Transfer Date.

                                   Schedule II

                            Schedule of Beneficiaries

Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent

Wilmington Trust Company, not in its individual capacity but solely as Paying Agent

AIG Matched Funding Corp., as Liquidity Providers

Continental Airlines, Inc.

Credit Suisse First Boston Corporation, as Underwriter

Morgan Stanley & Co. Incorporated, as Underwriter

Chase Securities Inc., as Underwriter

First Security Bank, National Association, as Escrow Agent

Each of the other parties to the Assigned Documents